                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant   |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement
|_|      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12



                                GB Holdings, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1)      Title of each class of securities to which transaction applies:
    (2)      Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4)      Proposed maximum aggregate value of transaction:
    (5)      Total fee paid:
|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)      Amount Previously Paid:
    (2)      Form, Schedule or Registration Statement No.:
    (3)      Filing Party:
    (4)      Date Filed:

                               [graphic omitted]


                               GB HOLDINGS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   YEAR 2002

                            ------------------------


I cordially invite you to attend our Annual Meeting of Stockholders for the year 2002.

Place:               The Sands Copa Room
                     Sands Hotel and Casino
                     Indiana Avenue and Brighton Park
                     Atlantic City, New Jersey 08401
                     (609) 441-4000

Time:                Wednesday, June 19, 2002
                     2:00 P.M

Items of
Business:            o    To elect six directors each for a term of one (1)
                          year or until his respective successor is elected and qualifies.

                     o To act upon any other business that properly comes before the meeting.

Record Date:         You can vote if you were a stockholder of record as of the close of business on May 6, 2002.

Stockholder
List: A list of stockholders eligible to vote at the Annual Meeting of Stockholders will be available for inspection at the annual meeting, and at least ten days prior to the annual meeting, at the executive offices of the Company at Indiana Avenue and Brighton Park, Atlantic City, New Jersey, 08401 during regular business hours.

Proxy Voting:        Your vote is important. Whether you plan to attend the
                     annual meeting or not, please complete, date, and sign the accompanying proxy card as soon as possible and return it promptly in accordance with the instructions on the enclosed proxy card.

                              Sincerely,
                              By Order of the Board of Directors:

                                        /s/ Frederick H. Kraus
                                        -------------------------------------
May 13, 2002                            Frederick H. Kraus,
Atlantic City, New Jersey               Secretary
                                        GB Holdings, Inc.

                               [graphic omitted]


                                PROXY STATEMENT


                               GB HOLDINGS, INC.
                           C/O SANDS HOTEL AND CASINO
                        INDIANA AVENUE AND BRIGHTON PARK
                        ATLANTIC CITY, NEW JERSEY 08401
                                 (609) 441-4000


                            ------------------------


   This Proxy Statement is solicited by the Board of Directors of GB Holdings, Inc. (the "Company" or "The Sands") and is being furnished to the stockholders of the Company in connection with its annual meeting of stockholders to be held in the Sands Hotel and Casino in Atlantic City, New Jersey on June 19, 2002 at 2:00 P.M. local time, and at any adjournments of that meeting. We are first mailing this proxy statement and the enclosed proxy card to stockholders on or about May 13, 2002.

           QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What am I being asked to vote on?

Item One: The election of six nominees to the Board of Directors.

What constitutes a quorum for purposes of voting?

   A majority of the outstanding shares of common stock, represented either in person or by proxy at the meeting, will constitute a quorum for the transaction of business. As of the record date on May 6, 2002, there were 10,000,000 shares of common stock outstanding, which constitutes all of the outstanding voting securities of the Company.

   Abstentions and broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are included in determining the presence of a quorum.

How many votes are needed to approve Item One.

   The affirmative vote of a plurality of the votes of shares of common stock present in person or represented by proxy at the meeting is required for the election of directors. Abstentions will have no effect on the outcome of the election of directors. For any other item, abstentions and broker non-votes will not be counted in determining the number of shares necessary for approval.

   Broker Voting: Under the rules of the American Stock Exchange (the "AMEX"), the election of directors is considered a "routine" matter upon which a brokerage firm that holds your shares in its name may vote on your behalf, if you have not furnished the firm voting instructions within a specified period prior to the annual meeting.

How many votes do I have?

   Each share of The Sands common stock that you own entitles you to one vote. The proxy card shows the number of shares that you owned as of the record date for voting, which was May 6, 2002.

How do I vote?

   You may vote by proxy card or you may vote in person at the annual meeting. We encourage you to vote in advance by proxy--even if you plan to attend the meeting.

By Proxy:            To vote by proxy card, you should complete, sign and date
                     the enclosed proxy card and return it promptly in the enclosed envelope. One of the individuals named on your proxy card (your "proxy") will vote your shares as you direct on your proxy card. If you do not make specific selections, your proxy will vote your shares as recommended by the current Board of Directors, in this manner:

   "FOR" the election of the six director nominees;

Can I revoke my proxy after I have sent it in?

                     Yes. You may revoke your vote at any time before the proxy is exercised in the following ways:

                     You may attend and vote in person at the meeting, which automatically revokes any previously received vote from you.

                     You may send in a later-dated proxy card. This will automatically revoke your earlier vote.

                     You may notify the Secretary of the Company that you wish to revoke your previously mailed proxy card. This must be done in writing and sent to his attention at this address:

                           Frederick H. Kraus, Secretary
                           GB Holdings, Inc.
                           c/o Sands Hotel and Casino
                           Indiana Avenue and Brighton Park
                           Atlantic City, New Jersey 08401

What if my shares are held in the name of my broker, bank, or another institution?

                     You may vote now by mailing in the enclosed proxy card. If you want to vote in person at the meeting, you must bring to the meeting an account statement or a letter from your institution indicating that you were the beneficial owner of the shares on May 6, 2002, the record date for voting.

                                     ITEM 1

                             ELECTION OF DIRECTORS

   Our Board of Directors currently consists of six members, although the Board has the authority to change the number of directors in its sole discretion. At each annual meeting, all directors are elected to hold office until the next annual meeting.

   If any director resigns, dies, or is otherwise unable to serve out his term, the Board may fill such vacancy. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

   The Board has nominated each of the six current directors for re-election. For biographical information about each of these nominees, please see "Directors and Executive Officers" beginning on page 3.

The Board recommends a vote "FOR" each of these nominees:

               Carl C. Icahn
               Martin Hirsch
               John P. Saldarelli
               Michael L. Ashner
               Auguste E. Rimpel, Jr.
               Harold First


                        DIRECTORS AND EXECUTIVE OFFICERS


   The information set forth below is submitted with respect to the nominees for re-election and executive officers who are not directors.

Name                                                      Age       Position
----                                                      ---       --------
Carl C. Icahn (1) ..................................       66       Chairman of the Board
Martin Hirsch (2) ..................................       47       Director
John P. Saldarelli (3) .............................       60       Director
Michael L. Ashner (4) ..............................       49       Director
Harold First (5) ...................................       65       Director
Auguste E. Rimpel, Jr. (6) .........................       62       Director
Herbert R. Wolfe (7) ...............................       56       President, Chief Executive Officer
Frederick H. Kraus (8) .............................       52       Executive Vice President, General Counsel
Timothy A. Ebling (9) ..............................       44       Executive Vice President, Chief Financial Officer, Principal
                                                                    Accounting Officer

---------------

(1) Carl C. Icahn has served as Chairman of the Board and a Director of Starfire Holding Corporation (formerly Icahn Holding Corporation), a privately-held holding company, and Chairman of the Board and a Director of various subsidiaries of Starfire's, including ACF Industries, Incorporated, a privately-held railcar leasing and manufacturing company, since 1984. He has also been Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, since 1968. Since November 1990, Mr. Icahn has been Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. Mr. Icahn has been a Director of Cadus Pharmaceutical Corporation, a firm that holds various biotechnology patents, since 1993. Since August 1998, he has also served as Chairman of the Board of Lowestfare.com, LLC, an internet travel reservations company. From October 1998, Mr. Icahn has been the President and a Director of Stratosphere Corporation that operates the Stratosphere Hotel and Casino. Mr. Icahn received his B.A. from Princeton University. Since September 29, 2000, Mr. Icahn has served as the Chairman of the Board of the Company, GB Property Funding Corp. ("Funding") and Greate Bay Hotel and Casino, Inc. ("GBHC"), which owns and operates the Sands Hotel and Casino in Atlantic City, NJ. Reference is made to certain other matters relating to Mr. Icahn as set forth under the heading "Other Matters" in the Company's filing on Form 10-K filed with the Commission on April 1, 2002 and incorporated by reference herein.

(2) Martin Hirsch has served as a Vice President of American Property Investors, Inc. since March 18, 1991, where he is involved in investing, managing and disposing of real estate properties and securities. Mr. Hirsch was elected as Executive Vice President and Director of Acquisitions of American Property Investors, Inc. in 2000. From January 1986 to January 1991, he was at Integrated Resources, Inc. as a Vice President where he was involved in the acquisition of commercial real estate properties and asset management. From 1985-1986, he was a Vice President of Hall Financial Group where he acquired and financed commercial and residential properties.
    Mr. Hirsch currently serves on the Board of Directors of Stratosphere Corp. He received his MBA from The Emory University Graduate School of Business. Mr. Hirsch has served as a Director of the Company and Funding since September 29, 2000 and as a Director of GBHC since February 28, 2001.

(3) John P. Saldarelli has served as Vice President, Secretary and Treasurer of American Property Investors, Inc. (general partner of American Real Estate Partners L.P.) since March 18, 1991. In June, 2000, Mr. Saldarelli was given the additional title of Chief Financial Officer. Mr. Saldarelli was also President of Bayswater Realty Brokerage Corp. from June 1987 until November 19, 1993, and Vice President of Bayswater Realty & Capital Corp. from September 1979 until April 15, 1993. In October 1998, Mr. Saldarelli was appointed to the Board of Directors of Stratosphere and in June 2000, Mr. Saldarelli was given the additional title of Chief Financial Officer. Mr. Saldarelli has served as a Director of the Company, and Funding since December 13, 2000 and as a Director of GBHC since February 28, 2001.

(4) Michael L. Ashner has served as Chairman, President and CEO of Winthrop Associates, a real estate consulting firm, since 1995. Mr. Ashner has also served as General Partner of Cecil Associates, a limited liability company that owns twenty Comfort Inns, since 1996. Mr. Ashner has been CEO of Newkirk Associates, a limited liability company that owns and manages more than 40 million square feet of office and retail space, since 1997.
    Mr. Ashner has also been Managing Director of AP-USX, LLC, a limited liability company that owns a 28 million square foot office tower, since 1998. Since 1999, Mr. Ashner has served as President and CEO of Presidio Capital Corporation, an investment banking firm. Mr. Ashner has been President and CEO since 2000 of GFB-AP Fort, LLC, a limited liability company involved in independent and assisted living communities. Mr. Ashner has been President and Sole Shareholder since 1981 of Exeter Capital Corporation, which provides real estate consulting to real estate investors. Mr. Ashner currently serves as a director of NBTY, Inc., and Burnham Pacific Properties, which are publicly traded. Mr. Ashner has served as a Director of the Company and Funding since September 29, 2000, a Member of the Audit Committee of Holdings since October 3, 2000 and as a Director of GBHC since May 9, 2001.

(5) Harold First has been a financial consultant since 1993. From December 1990 through January 1993, Mr. First served as Chief Financial Officer of Icahn Holding Corp., a privately held holding company. He has served as a director of Taj Mahal Holding Corporation, a public casino and gaming corporation, Trump Taj Mahal Realty Corporation, a privately held real estate company, Memorex Telex N.V., a public technology company, Trans World Airlines, Inc., a public airline company, ACF Industries, Inc., a privately held railcar leasing and manufacturing company, Cadus Pharmaceutical Corporation, a biotech research company, Talk.com, a public long distance telephone service company, Marvel Entertainment Group, Inc., a public entertainment company, Toy Biz, Inc., a public toy company and vice chairman of the board of directors of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. Mr. First currently serves on the boards of directors of Panaco Inc., an oil and gas drilling company, and Philip Services Corporation, a leading integrated provider of industrial and metals services. He is a Certified Public Accountant and holds a B.S. from Brooklyn College. Mr. First has served as a Director and Member of the Audit Committee of the Company since April 25, 2001, and as a Director of Funding and GBHC since
    June 6, 2001.

(6) Auguste E. Rimpel, Jr. has been a retired partner of PricewaterhouseCoopers LLP (PwC) since 2000. He was with PwC and its predecessor firm, Price Waterhouse, since 1983, most recently as Managing Partner of International Consulting Services for the Washington Consulting Practice of the firm. Prior to his tenure at PwC, he served as a Partner with Booz Allen & Hamilton, Inc. and as a Vice President of Arthur D. Little International, Inc. Dr. Rimpel currently serves as Chairman of the Board of Trustees of the University of the Virgin Islands. Dr. Rimpel received a PhD in chemical engineering from Carnegie Institute of Technology and was an International Fellow at Columbia University Graduate School of Business. Dr. Rimpel has served as a Director and Member of the Audit Committee of the Company since April 25, 2001, and as a Director of Funding and GBHC since June 6, 2001.

(7) Herbert R. Wolfe has served as President and Chief Executive Officer of the Company, Funding, and GBHC since March 18, 2002. Prior to that, Mr. Wolfe served as President of Showboat Casino-Hotel in Atlantic City (Showboat) from July 1994 until October 2000. During 2001, Mr. Wolfe completed his B.A. degree in Liberal Studies at Rider University. Mr. Wolfe also served as Senior Vice President Marketing of Showboat from January 1989 until July 1994.

(8) Frederick H. Kraus has served as Executive Vice President, General Counsel and Secretary of each of the companies since 1998. Mr. Kraus also served as a Director of each of the companies from January 1998 to October 3, 2000 for the Company and February 28, 2001 for GBHC and Funding. Prior to 1998, Mr. Kraus served as Vice President, Corporate Counsel and Secretary since 1994.

(9) Timothy A. Ebling is presently Executive Vice President, Chief Financial Officer and Principal Accounting Officer of each of the companies and was so since 1998 except for an interim period of January 2002 until March 18, 2002 as respects GBHC when he served as Interim Chief Operating Officer and Principal Accounting Officer. Mr. Ebling also served as a Director of each of the companies from January 1998 to October 3, 2000 for the Company and February 28, 2001 for GBHC and Funding. Prior to 1998, Mr. Ebling served as Vice President of Finance since 1994.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


   On September 29, 2000, a bankruptcy plan under Chapter 11 of the Bankruptcy Code involving the Company and its subsidiaries sponsored by an affiliate of Mr. Carl C. Icahn (the "Plan") became effective (the "Effective Date"). Under the Plan, entities controlled by Mr. Icahn (the "Icahn Entities") purchased 5,375,000 shares of Common Stock for an aggregate purchase price of $65,000,000 and received 1,850,561 shares of Common Stock in connection with the exchange of $62,833,000 principal amount of 10 7/8 First Mortgage Notes due January 15, 2004 of Funding for $37,870,000 principal amount of 11% First Mortgage Notes of Funding due 2005 (the "Funding Notes").

   GBHC's rights to the trade name "Sands" (the "Trade Name") were derived from a license agreement between Greate Bay Casino Corporation ("GBCC") and an unaffiliated third party. Amounts payable by the Sands for these rights were equal to the amounts paid to the unaffiliated third party. As a result of the entry of an Order confirming the Plan by the Bankruptcy Court and the occurrence of the Effective Date and under the terms of the Plan, GBHC was assigned by High River Limited Partnership, an entity controlled by Mr. Icahn ("High River"), the rights under a certain agreement with the owner of the Trade Name to use the Trade Name as of the Effective Date. High River received no payments for its assignment of these rights. Payment is made directly to the owner of the Trade Name. The calculation of the license fee is the same as under the previous agreement.

   On October 12, 2001, the Icahn Entities, as holders of the Funding Notes, received a consent payment in the aggregate amount of $1,118,670 in connection with Funding's solicitation of consents of holders to certain amendments to the indenture governing the Funding Notes (the "Modifications").

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

   The table below shows the beneficial ownership of Company common stock ("Common Stock") as of May 6, 2002, for: (1) each director, (2) each executive officer named in the Summary Compensation Table, and (3) the executive officers and directors as a group. There were 10,000,000 shares of Common Stock outstanding on May 6, 2002.

        Name                                                  Number of Shares   Percent
        ----                                                  ----------------   -------
        Carl C. Icahn ....................................       7,748,744        77.49%
        Martin Hirsch ....................................              --           --
        John P. Saldarelli ...............................              --           --
        Michael L. Ashner ................................              --           --
        Alfred J. Luciani ................................              --           --
        Auguste E. Rimpel, Jr.  ..........................              --           --
        Harold First .....................................              --           --
        Alfred J. Luciani ................................              --           --
        Frederick H. Kraus ...............................              --           --
        Timothy A. Ebling ................................              --           --
        Executive Officers and Directors .................       7,748,744        77.49%


                             PRINCIPAL STOCKHOLDERS

   The table below shows the amount of Common Stock beneficially owned by each person who to our knowledge owned 5% or more of our outstanding Common Stock on May 6, 2002.

        Name and Address                                    Shares Owned   Approximate %
        ----------------                                    ------------   -------------
        Carl C. Icahn ..................................     7,748,744         77.49%
        c/o Icahn Associates Corp.
        767 Fifth Avenue, 47th Fl.
        New York, NY 10153

        Merrill Lynch & Co., Inc.  .....................     2,068,299         20.68%
        World Financial Center
        North Tower
        250 Vesey Street
        New York, NY 10381


                             THE BOARD OF DIRECTORS

   The Board met nine times in 2001 either in person or by unanimous consent. Each incumbent director attended more than 75% of the year's board meetings and meetings of committees of which such director was a member, during their respective periods of service.

                         MEMBERSHIP OF BOARD COMMITTEES


Name                                                                                            Board    Audit(1)   Compensation(2)
----                                                                                            -----    --------   ---------------
Carl C. Icahn...............................................................................      X
Martin Hirsch...............................................................................      X                        x
John P. Saldarelli..........................................................................      X
Michael L. Ashner...........................................................................      X         x              x
Auguste E. Rimpel, Jr. .....................................................................      X         x
Harold First................................................................................      X         x

---------------
(1) An Audit Committee charter in compliance with the requirements of the AMEX was adopted in March 2001 in connection with the listing of the Common Stock on the AMEX.
(2) The Compensation Committee was established on November 22, 2000.

                            COMMITTEES OF THE BOARD


   The Company Board has two standing committees: (i) the Audit Committee and
(ii) the Compensation Committee.


                                AUDIT COMMITTEE

   The Audit Committee is comprised of Messrs. Ashner, Rimpel and First and provides oversight of the accounting, auditing, internal control and financial reporting practices of the Company. The committee reviews the independence of the independent auditors, recommends to the Board the engagement and discharge of independent auditors, and reviews with the independent auditors their audit reports, their scope of review, their findings and their recommendations. The committee reviews the scope and results of Company procedures for internal auditing, the adequacy of internal accounting controls, and directs and supervises special investigations. The committee meets both with and without management in attendance. An Audit Committee charter in compliance with the requirements of the AMEX was adopted in March, 2001 in connection with the listing of the Common Stock on the AMEX. The members of the Audit Committee are independent (as independence is defined in Section 121(A) of the AMEX's listing standards). An annual report has been prepared by the Audit Committee in which it discusses the duties it has discharged on behalf of the Company. This report begins on page 8.


                             COMPENSATION COMMITTEE


   The Compensation Committee is comprised of Messrs. Hirsh and Ashner and determines the salary, bonus and other compensation for executive officers of the Company, as well as the overall employment and compensation practices of the Company in general. The Compensation Committee was established on November 22, 2000. Although the Compensation Committee took no formal action during the fiscal year ending December 31, 2001, an annual report has been prepared by the Compensation Committee in which it discusses the compensation of the Sands' executives and the philosophy behind that compensation. This report begins on page 9.


                             DIRECTOR COMPENSATION

   Annual Directors' Fees. We compensate directors who are not employees of The Sands or its subsidiaries with a fee of $22,500 per year. We do not compensate our employees for service as a director. The Company formed a special Committee in August 2001 for the purpose of considering the Modifications. Each member of the Special Committee, consisting of Mr. Ashner and Dr. Rimpel, Jr., was paid $20,000 in 2001 for service on the Special Committee.

   Meeting Expenses. We reimburse all employee and non-employee directors for travel and other related expenses related to their attendance at board meetings, committee meetings, annual meetings, and other Company business functions.


          COMPENSATION COMMITTEE INTERLOCKS and INSIDER PARTICIPATION


   Mr. Icahn (including certain related entities) is actively involved in the gaming industry and currently owns beneficially 77.49% of the Common Stock outstanding. Casinos owned or managed by Mr. Icahn may directly or indirectly compete with the Company. In addition, the potential for conflicts of interest exists among the Company and Mr. Icahn for future business opportunities.
Mr. Icahn may intend to pursue other business opportunities and there is no agreement requiring that such additional business opportunities be presented to the Company.

                             EXECUTIVE COMPENSATION


Employment Agreements

   The Company emerged from Chapter 11 reorganization on September 29, 2000, and is in the process of reviewing its compensation policies. The Company has employment agreements with Timothy A. Ebling, Frederick H. Kraus and Signe C. Huff. The key provisions of these agreements are outlined below.

   Frederick H. Kraus, Executive Vice President, General Counsel and Secretary of the Company, is under an employment agreement with GBHC, amended as of March 11, 1998, in such capacities with GBHC continuing through December 31, 2002. The terms of the agreement provide for an annual base salary of $225,000, subject to annual increases on each anniversary date of the agreement with GBHC equal to no less than the change in the Consumer Price Index, as defined, and no more than five percent.

   Timothy A. Ebling, Executive Vice President and Chief Financial Officer of the Company, is under an employment agreement with GBHC, amended as of March 11, 1998, in such capacities continuing through November 30, 2002. The terms of the agreement provide for an annual base salary of $190,000, subject to annual increases on each anniversary date of the agreement equal to no less than the change in the Consumer Price Index, as defined, and no more than five percent. In October 2000, Mr. Ebling's base salary was increased to $250,000.

   Signe C. Huff, Senior Vice President -- Hotel Operations and Human Resources of GBHC, is under an employment agreement with GBHC, amended as of March 11, 1998, in a similar capacity with GBHC continuing through November 30, 2002.
The terms of the agreement provide for an annual base salary of $165,000, subject to annual increases on each anniversary date of the agreement equal to no less than the change in the Consumer Price Index, as defined, and no more than five percent.

   Each of the agreements provides for automatic renewals for additional one year periods in accordance with the terms thereof. In addition, in connection with the Company's reorganization under Chapter 11 of the Bankruptcy Code on September 29, 2000, the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court") approved a Stay Bonus and Severance Plan for certain management employees, including Mr. Kraus and Mr. Ebling. Under the Stay Bonus Plan, Mr. Kraus and Mr. Ebling received a bonus equal to 75% of their base salaries. To the extent provided in the Severance Plan, if the Reorganized Entity, as defined in the Severance Plan, terminated the employment of Mr. Kraus or Mr. Ebling without cause, as defined in their employment agreements, Mr. Kraus and Mr. Ebling would be entitled to a lump sum payment equal to the greater of two years of their base salaries or the remaining terms of their employment agreements.

Employee Retirement Savings Plan

   Effective January 1, 1999, the Company administers and participates in the Sands Retirement Plan, a qualified defined contribution plan for the benefit of all of the Company's employees, who satisfy certain eligibility requirements.

   The Sands Retirement Plan provides for a matching contribution by the Company based upon certain criteria, including levels of participation by the Company's employees. The Company incurred matching contributions totaling $700,000 for the year ended December 31, 2001.


                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee of the Board is responsible for, among other things, reviewing related-party transactions, reviewing the engagement and performance of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and the audit fees, monitoring the adequacy of reporting and internal controls, and meeting periodically with internal and independent auditors. In accordance with the rules of the AMEX, all of the members of our Audit Committee are independent. The Board has adopted a written Charter of the Audit Committee, a copy of which was attached to the

Company's report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2001 and incorporated herein by reference.

   Audit Committee meetings were held on March 20, May 10, July 11 and 25, August 8 and 22, and October 9, 2001 and March 25, 2002 and attended by each of its then current members.

   In connection with the meeting held on March 25, 2002, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statements of Accounting Standards 61 and received the written disclosures and the letter from the independent accountants required by Independent Standards Board Standard No. 1, and at such meeting, discussed with the independent accountant the independent accountant's independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2001.

Fees

   Fees of Arthur Anderson LLP for the fiscal year 2001 audit and reviews of Forms 10-Q were $125,000. Aggregate fees billed for all other services rendered by Arthur Andersen LLP for the fiscal year were $262,000, which included $66,000 in consulting fees related to bankruptcy and restructuring services.

Approved by the Audit Committee of the Board of Directors:

Michael L. Ashner
Harold First
Auguste E. Rimpel, Jr.


         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


   The Compensation Committee (the "Committee") of the Board of Directors is composed of Messrs. Hirsch and Ashner. The Committee is responsible for establishing and administering the compensation philosophy, policies and programs applicable to the executive officers of the Company, including specific decisions regarding each executive officer's compensation and the overall compensation practices of the Company.

   The Sands is largely dependent upon the judgment, initiative and effort of its executive officers for the successful conduct of its business. Therefore, the Committee's primary objective is to establish plans that will attract, retain, and motivate highly skilled and talented executives in a dynamic and competitive industry. This is accomplished by ensuring that executive compensation is competitive within the gaming industry as well as within other public companies of similar size, scope, and revenues.

   The Committee reflects the performance and contribution of each executive officer in its compensation determinations.

Approved by the Compensation Committee of the Board of Directors:

Martin Hirsch
Michael L. Ashner

                                   THE SANDS
                           SUMMARY COMPENSATION TABLE


   The following table sets forth the compensation paid to the Company's Chief Executive Officer, and any person who served in such or similar capacity during the fiscal year ended December 31, 2001, and each of its other four most highly compensated executive officers who were serving as executive officers of the Company at the end of the last completed fiscal year and whose total annual salary and bonus exceeded $100,000 (the "named executive officers") for services rendered during its fiscal years ended 1999, 2000, and 2001.


                                                                 Annual Compensation                 Long-Term
                                                     -------------------------------------------    Compensation
                                                                                    Other Annual      Awards/          All Other
Name and Principal Position                          Year     Salary      Bonus     Compensation      Options      Compensation (1)
---------------------------                          ----     ------      -----     ------------      -------      ----------------
Alfred J. Luciani (2) ............................   2001    $332,308   $     --       $18,000          $--             $4,250
 Chief Executive Officer,                            2000     318,745         --        18,000           --                114
 President and Director                              1999      47,885         --         3,000           --                 --

Frederick H. Kraus ...............................   2001     235,815         --        10,800           --              4,250
 Executive Vice President,                           2000     235,815    176,861(5)     10,800           --              4,000
 General Counsel, Secretary                          1999     230,265         --        10,800           --              2,878

Timothy A. Ebling ................................   2001     250,000         --         8,400           --              4,250
 Executive Vice President,                           2000     207,610    149,349(5)      8,400           --              4,000
 Chief Financial Officer                             1999     194,446         --         8,400           --              3,514
 Principal Accounting Officer

William Cooney (3) ...............................   2001     210,000         --            --           --              4,250
 Executive Vice President                            2000     214,038         --            --           --              4,000
 Marketing Operations                                1999     193,558         --            --           --              4,000

Signe C. Huff (4) ................................   2001     188,166         --         8,400           --              4,250
 Senior Vice President                               2000     186,522     45,398(5)      8,400           --              4,000
 Hotel Operations and                                1999     180,554         --         8,400           --              3,185
 Human Resources

---------------
(1) Includes matching contributions by GBHC to the Sands Retirement Savings Plan on behalf of the named executive officer.
(2) Mr. Luciani resigned effective December 26, 2001. Effective March 18, 2002, Herbert R. Wolfe was appointed President and Chief Executive Officer at an annual base salary of $340,000.
(3) William Cooney has served as Executive Vice President Marketing Operations during 2001 and until May 9, 2002 and as Vice President of Marketing during 2001. Mr. Cooney served as Executive Director of Slot Operations/Slot Hosts, Vice President of Marketing and Vice President of Casino Marketing during 2000. Prior to 2000, Mr. Cooney served as Vice President of Player Development since 1999. Prior to 1999, Mr. Cooney served as Executive Director of Player Development/Table Games since 1998. Prior to 1998,
    Mr. Cooney served as Director of Player Development for both slots and table games since 1994.
(4) During 2001, Signe C. Huff served as Senior Vice President Marketing Operations and Human Resources before assuming her current title effective January 2002. Ms. Huff served as Senior Vice President of Hotel Operations from 1995 to 2000. From 1989 to 1995, Ms. Huff served as Vice President of Hotel Operations. Prior to 1989, Ms. Huff held various senior hotel operating positions with GBHC.
(5) Represents payment by GBHC of a Bankruptcy Court approved bonus for certain management employees as an incentive for them to stay through the bankruptcy proceedings (Stay Bonus).

                            STOCK PERFORMANCE GRAPH

     The following performance graph shows the cumulative total stockholder return assuming the investment of $100 on April 2, 2001 (the date of Holdings first full quarter of trading on the AMEX) in each of Holdings' common stock, the Standard & Poors 500 Index, The MSN Money Resorts & Casinos Index and the MSN Money Gaming Activity Index. The performance shown is not necessarily indicative of future performance.

                                                  Resorts      Gaming
                                     S&P 500     & Casinos    Activity
       Date              GBH          Index        Index       Index
       ----              ---          -----        -----       -----
      4/2//01            100          100           100         100
     04/30/01             66          112           118         113
     05/31/01             47          101           107         115
     06/30/01             27           98           105         123
     07/31/01             25           97            99         111
     08/31/01             17           91            97         117
     09/30/01             14           83            74          94
     10/31/01             16           85            77         105
     11/30/01             18           91            90         124
     12/31/01             23           92            99         142

   The Company listed its Common Stock on the AMEX on March 27, 2001. The range of high and low market prices for the Common Stock of the AMEX Composite Tape (as reported by The Wall Street Journal) from April 1, 2001 through
December 31, 2001 is as follows:

                 Quarter Ended:                                                    High      Low
                 --------------                                                    ----      ---
                 June 30, 2001 ................................................   $12.12    $3.25
                 September 30, 2001 ...........................................   $ 3.25    $1.66
                 December 31, 2001 ............................................   $ 2.93    $1.50

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the directors and officers of the Company, as well as any person who becomes the beneficial owner of more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock of the Company. The Reporting Persons are required to furnish the Company with all Section 16(a) forms they file.

   To our knowledge, based solely upon a review of copies of such reports furnished to us by or on behalf of the Reporting Persons or written representations that no Forms 5 were required, the Company believes that all
Section 16(a) filing requirements applicable to the Reporting Persons have been complied with during the fiscal year ended December 31, 2001.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   Our independent accountants for 2001 were Arthur Andersen LLP. Arthur Andersen LLP ordinarily would be expected to have a representative present at the annual meeting. However, on March 27, 2001, the New Jersey Casino Control Commission entered an Order prohibiting GBHC and the Company, as well as all other New Jersey casino licensees, from conducting business with Arthur Andersen LLP after May 15, 2002.

                              NEXT ANNUAL MEETING

   Any stockholder intending to submit a proposal for inclusion in the proxy statement for the 2002 annual meeting must meet the eligibility and other criteria required under Rule 14a-8 of the Exchange Act. The proposal must be in writing and delivered to our Secretary, Frederick H. Kraus, no later than March 1, 2003 in order to be considered timely. The 2002 annual meeting is tentatively scheduled for May 22, 2003.

                                 OTHER BUSINESS

   The Board of Directors knows of no other business which will be presented for action by the stockholders at this annual meeting. However, if any business other than that set forth in the Notice and this proxy statement should be presented at the annual meeting, the proxies named on the enclosed proxy card will use their discretion to vote all proxies in accordance with their best judgment. The Company will pay the cost of preparing and mailing this proxy statement and proxy card to its stockholders.

   The Company's 2001 annual report on SEC Form 10-K, including financial statements for the period ended December 31, 2001, accompanies these proxy materials. All are being mailed to stockholders of record as of May 6, 2002 on or about the 13th day of May 2002.

By Order of the Board of Directors:

/s/ Frederick H. Kraus
-------------------------------
Frederick H. Kraus
Secretary

                               GB HOLDINGS, INC.
                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Frederick H. Kraus and Douglas S. Niethold, or any one of them, each with the power to appoint his substitute, as proxies of the signatory on the reverse side hereof to represent and to vote, as designated on the reverse side, all the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of GB Holdings, Inc. to be held June 19, 2002 and any adjournments thereof.

          (Continued and to be dated and signed on the reverse side.)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                        Annual Meetings of Stockholders
                               GB HOLDINGS, INC.

                                 June 19, 2002


                Please Detach and Mail in the Envelope Provided


    Please mark your
/X/ votes as in this
    example.


                            FOR all nominees            WITHHOLD
                         listed at right (except        AUTHORITY
                            as marked to the         to vote for all
                             contrary below)      nominees listed at right

Item I. The election           /   /                      /  /                  NOMINEES: Carl C. Icahn
        of six                                                                            Martin Hirsch
        nominees to the                                                                   John P. Saldarelli
        Board of Directors                                                                Michael L. Ashner
                                                                                          Auguste E. Rimpel, Jr.
INSTRUCTIONS: To withhold authority to vote for any                                       Harold First
individual nominee, write that name on the space
provided below.

_________________________________________________


Please date this Proxy and sign as the name appears below.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.





Signature(s)_______________________________________________Dated:__________ 2002

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name buy authorized person.